Exhibit 99.1

Press Release March 4, 2008

6714 Pointe Inverness Way, Suite 200 Fort Wayne, IN 46804-7932 260.459.3553 Phone 260.969.3590 Fax www.steeldynamics.com

Steel Dynamics Announces Two-For-One Stock Split and Increased Cash Dividend

FORT WAYNE, INDIANA, March 4, 2008 — Steel Dynamics, Inc. — (NASDAQ-GS: STLD) today announced that its board of directors has approved a two-for-one split of the company’s common stock, to be effected in the form of a 100% stock dividend, and also approved a 33 percent increase in the company’s quarterly cash dividend.

“These actions by our board are a clear indication of the confidence we have in our ability to continue driving growth and creating value for our shareholders, by capitalizing on many exciting opportunities that lie ahead,” said Keith Busse, Chairman and CEO of Steel Dynamics.

Two-For-One Stock Split

Common shareholders of record at the close of business on March 19, 2008, will receive one additional share of common stock for each share of common stock owned as of that date.  The company expects to distribute the additional shares on or about March 28, 2008.  To accommodate the stock split, the board of directors also authorized a two-for-one split of the company’s total authorized common shares, from 200 million to 400 million shares.  The company’s articles of incorporation will be amended to reflect that change. Under Indiana law, no shareholder approval is required to effect this transaction.

Cash Dividend

On a pre-split basis, the company paid an annual cash dividend of $.60 per common share, or a quarterly cash dividend of $.15 per common share, comprised of a $.10 regular dividend and a $.05 special dividend during 2007.   Effective with the first quarter of 2008, the board of directors has authorized the elimination of the distinction between “regular” and “special” dividends and has also authorized a 33 percent increase in the company’s quarterly cash dividend, now resulting in a pre-split regular dividend of $.20 per common share (or a post-split regular dividend of $.10 per common share), payable to shareholders of record at the close of business on March 31, 2008, with an expected distribution date of April 11, 2008.

All future transactions measured by reference to a specific number of common shares, such as outstanding stock options, securities convertible into common shares, the payment of dividends, shares authorized by existing share repurchase programs, as well as the related option, conversion or dividend prices or amounts will be adjusted to reflect the two-for-one split.

Forward-Looking Statements

This press release contains some predictive statements about future events, including statements related to conditions in the steel marketplace, Steel Dynamics’ revenue growth, future profitability and earnings, future dividend payments, and the operation of new or existing facilities. These statements are intended to be made as “forward-looking,” subject to many risks and uncertainties, within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Such predictive statements are not guarantees of future performance, and actual results could differ materially from our current expectations.

Factors that could cause such predictive statements to turn out other than as anticipated or predicted include, among others: changes in economic conditions affecting steel consumption; increased foreign imports; increased price competition; difficulties in integrating acquired businesses; risks and uncertainties involving new products or new technologies; changes in the availability or cost of steel scrap or substitute materials; increases in energy costs; occurrence of unanticipated equipment failures and plant outages; labor unrest; and the effect of the elements on production or consumption.

In addition, we refer you to SDI’s detailed explanation of these and other factors and risks that may cause such predictive statements to turn out differently, as set forth in our most recent Annual Report on Form 10-K and in other reports which we from time to time file with the Securities and Exchange Commission, available publicly on the SEC Web site, http://www.sec.gov , and on the Steel Dynamics Web site, http://www.steeldynamics.com .

Forward-looking or predictive statements we make are based on our knowledge of our businesses and the environment in which they operate as of the date on which the statements were made. Due to these risks and uncertainties, as well as matters beyond our control which can affect forward-looking statements, you are cautioned not to place undue reliance on these predictive statements, which speak only as of the date of this press release. We undertake no duty to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:  Fred Warner, Investor Relations Manager, (260) 969-3564
f.warner@steeldynamics.com